Exhibit 99.1

PRESS RELEASE

For release:	August 28, 2012

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@global-indemnity.com

GLOBAL INDEMNITY PLC ANNOUNCES AUTHORIZATION

OF A $25 MILLION SHARE REPURCHASE PROGRAM

DUBLIN, August 28, 2012/PRNewswire via COMTEX/ –

Dublin, Ireland (August 28, 2012) – Global Indemnity plc (NASDAQ: GBLI) – Global Indemnity authorized the repurchase of up to $25 million of the Company’s Class A ordinary shares. The timing and amount of the repurchase transactions, if any, under this program will depend upon market conditions as well as other factors. The program does not require the purchase of any minimum number of shares and may be suspended or discontinued at any time.

About Global Indemnity plc and its subsidiaries

Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and nonadmitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s two primary divisions are:

•	United States Based Insurance Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Forward-Looking Information

Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.